Exhibit 99

NEWS

ANADARKO ANNOUNCES 2018 THIRD-QUARTER RESULTS
HOUSTON, Oct. 30, 2018 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2018 third‑quarter results, reporting net income attributable to common stockholders of $363 million, or $0.72 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by $48 million, or $0.10 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the third quarter of 2018 was $1.65 billion.

THIRD-QUARTER 2018 HIGHLIGHTS

•	Achieved record U.S. onshore oil sales volume of 175,000 barrels of oil per day (BOPD), representing a 37-percent increase over third quarter of 2017 on a divestiture-adjusted basis

•	Expanded Delaware Basin oil processing capacity by 120,000 BOPD in 2018 including the successful startup of the Loving Regional Oil Treating Facility (ROTF) in the third quarter

•	Improved margins per barrel(2) by 58 percent over the third quarter of 2017 to $33.68 per barrel of oil equivalent (BOE)

•	Returned $625 million of cash to shareholders, including $500 million of additional share repurchases and $125 million of dividends, which is 38 percent of third-quarter cash flow from operations
“We delivered a very strong quarter with improving and attractive per-barrel margins, which helped drive cash flow from operations to more than $1.6 billion,” said Al Walker, Anadarko Chairman, President and CEO. “Our cash flows were bolstered by the startup of an additional oil gathering and treating system in the Delaware Basin, where this year we have added 120,000 barrels per day of operated oil processing capacity with the Reeves and Loving ROTFs. This integrated upstream and midstream development approach provides a competitive advantage as we realize improved netback pricing for our product while also driving significant oil growth in the basin.
“As we look ahead to 2019, our focus will continue to be on delivering healthy oil growth within a capital-efficient framework,” added Walker. “We have built a portfolio focused on properties with higher-margin oil and liquids that aligns well with our durable strategy of delivering attractive per-debt-adjusted-share growth metrics and returns to shareholders. We continue to have a high degree of confidence in our ability to deliver double-digit oil growth in a $50 oil-price environment, and look forward to communicating the details of the 2019 program later this quarter. Our disciplined growth approach, to be achieved while investing within a conservative cash-flow estimate and using cash and incremental free cash flow to fund share buybacks, debt reduction and potential dividend increases over time, is a differentiating strategy.”

OPERATING HIGHLIGHTS
Anadarko’s third-quarter 2018 sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 63 million barrels of oil equivalent (BOE), or an average of 682,000 BOE per day.
Anadarko increased its oil production to a record 70,000 BOPD in the Delaware Basin during the third quarter, an increase of 83 percent over the third quarter of 2017. This strong oil-volume growth continues to be facilitated by the company’s successful infrastructure expansions, which included startup of its Loving ROTF during the quarter. Anadarko operated seven drilling rigs and five completion crews in the basin during the quarter.
In the DJ Basin of northeast Colorado, Anadarko increased oil sales volumes by approximately 16 percent over the third quarter of 2017, with oil volumes averaging 96,000 BOPD. The company continued to enhance efficiency in the basin by setting new cycle-time records on short, long and extra-long lateral wells during the quarter. Additionally, the company placed its sixth train in service during the quarter at its Centralized Oil Stabilization Facility (COSF), bringing total oil-processing capacity in the basin to 155,000 BOPD. Anadarko operated four drilling rigs and two completion crews during the quarter.
In the Deepwater Gulf of Mexico, Anadarko achieved a monthly record oil rate of more than 140,000 BOPD in August. The company achieved record production during the quarter at its Caesar/Tonga development, largely supported by its eighth well coming on line. Anadarko also brought new wells on production during the quarter at its Marlin and Holstein platforms, and finished drilling at the first Hadrian North expansion well, which will be tied back to the Lucius platform. The second Hadrian North well is expected to be completed by year-end 2018 with first production from the development anticipated in 2019.
Sales volumes from Anadarko’s international operations in Algeria and Ghana averaged 107,000 barrels per day during the third quarter of 2018, an 18-percent increase over the third quarter of 2017 on a divestiture-adjusted basis. Anadarko and its co-venturers in the Mozambique LNG project continue to make progress converting non-binding LNG off-take agreements to fully termed Sale and Purchase Agreements, which is necessary to secure financing and reach an expected Final Investment Decision in the first half of 2019.

OPERATIONS REPORT
For additional details on Anadarko’s third-quarter 2018 operations, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
Anadarko generated approximately $1.65 billion of cash flow from operations during the quarter. Capital investments totaled approximately $1.075 billion, excluding Western Gas Partners, LP (WES) and acquisitions in the Powder River Basin. The company ended the quarter with $1.9 billion of cash on hand after completing the repurchase of an additional $500 million of outstanding shares on the open market during the quarter. Anadarko has now executed $3.5 billion of its expanded $4 billion share-repurchase program, representing more than 10 percent of the shares outstanding at inception of the program one year ago. Using cash and anticipated free cash flows, Anadarko expects to complete the remaining $500 million of share repurchases by mid-2019 and to retire an additional $1.4 billion of debt, including the senior notes due in 2019.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host an investor conference call on Wednesday, Oct. 31, 2018, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss its third-quarter 2018 financial and operating results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 3294324. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance, which has been narrowed to reflect the limited number of days left in the year and the impact of hurricane-related downtime and previous capital-allocation adjustments.

(1) See the accompanying table for details of certain items affecting comparability.
(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2017, the company had 1.44 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to finalize its capital program for 2019; to meet financial and operating guidance and achieve production and cash-flow growth identified in this news release; to successfully drill, complete, test, and produce the wells identified in this report; to successfully complete the share-repurchase program and debt-reduction expectations; to increase the dividend; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, take FID and the timing thereof, finance, build, achieve expected cost savings, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

#            #            #

Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended September 30, 2018
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$363	$0.72
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$167	127	0.25
Gains (losses) on divestitures, net	3	2	—
Impairments
Hard-minerals - Coal	(145)	(111)	(0.22)
Exploration assets	(64)	(49)	(0.10)
Producing properties (after noncontrolling interest)	(15)	(12)	(0.02)
Contingency adjustments	26	20	0.04
Restructuring charges	(33)	(25)	(0.05)
Impact of tax reform legislation		5	0.01
Change in uncertain tax positions		(5)	(0.01)
Certain items affecting comparability	$(61)	(48)	(0.10)
Adjusted net income (loss) (Non-GAAP)		$411	$0.82

*	Includes $72 million related to interest-rate derivatives and $95 million related to commodity derivatives.

	Quarter Ended September 30, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(699)	$(1.27)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(98)	(62)	(0.11)
Gains (losses) on divestitures, net	(194)	(123)	(0.23)
Impairments - exploration assets	(106)	(82)	(0.15)
Change in uncertain tax positions		(5)	(0.01)
Certain items affecting comparability	$(398)	(272)	(0.50)
Adjusted net income (loss) (Non-GAAP)		$(427)	$(0.77)

*	Includes $(39) million related to interest-rate derivatives and $(59) million related to commodity derivatives.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
millions	2018	2017	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$363	$(699)	$513	$(1,432)
Interest expense	240	230	705	682
Income tax expense (benefit)	256	(425)	507	(366)
Depreciation, depletion, and amortization	1,130	1,083	3,123	3,235
Exploration expense (1)	118	750	380	2,366
(Gains) losses on divestitures, net	(3)	194	(31)	(815)
Impairments	172	—	319	383
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	(167)	98	73	(12)
Restructuring charges	13	3	13	20
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$2,122	$1,234	$5,602	$4,061
Total barrels of oil equivalent (MMBOE)	63	58	179	187
Consolidated Adjusted EBITDAX (Margin) per BOE	$33.68	$21.28	$31.30	$21.72

(1)	Includes restructuring charges of $20 million for the three and nine months ended September 30, 2018.

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	September 30, 2018
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$16,693	$4,594	$12,099
Less cash and cash equivalents	1,883	133	1,750
Net debt (Non-GAAP)	$14,810	$4,461	$10,349

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$14,810	$10,349
Total equity		11,237	8,701
Adjusted capitalization		$26,047	$19,050

Net debt to adjusted capitalization ratio	57%	54%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
millions	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$427	$(641)	$618	$(1,250)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,130	1,083	3,123	3,235
Deferred income taxes	114	(854)	141	(1,026)
Dry hole expense and impairments of unproved properties	63	678	212	2,144
Impairments	172	—	319	383
(Gains) losses on divestitures, net	(3)	194	(31)	(815)
Total (gains) losses on derivatives, net	33	82	506	(33)
Operating portion of net cash received (paid) in settlement of derivative instruments	(199)	16	(433)	21
Other	85	68	224	227
Changes in assets and liabilities	(175)	13	(377)	(267)
Net Cash Provided by (Used in) Operating Activities	$1,647	$639	$4,302	$2,619
Net Cash Provided by (Used in) Investing Activities	$(1,603)	$(1,247)	$(4,659)	$(28)
Net Cash Provided by (Used in) Financing Activities	$(480)	$(155)	$(2,306)	$(527)

Capital Expenditures
Exploration and Production and other*	$996	$976	$3,367	$2,876
WES Midstream	292	224	920	662
Other Midstream**	155	131	658	258
Total	$1,443	$1,331	$4,945	$3,796

*	Includes $76 million for the three months ended September 30, 2018, and $176 million for the nine months ended September 30, 2018, related to Powder River Basin acquisitions.

**	Excludes WES.

Anadarko Petroleum Corporation
(Unaudited)

	Three Months Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2018	2017	2018	2017
Consolidated Statements of Income
Revenues and Other
Oil sales	$2,572	$1,567	$6,964	$4,652
Natural-gas sales	232	269	682	1,090
Natural-gas liquids sales	382	265	992	768
Gathering, processing, and marketing sales	421	509	1,163	1,417
Gains (losses) on divestitures and other, net	90	(114)	232	1,052
Total	3,697	2,496	10,033	8,979
Costs and Expenses
Oil and gas operating	294	253	845	738
Oil and gas transportation	228	220	633	698
Exploration	118	750	380	2,366
Gathering, processing, and marketing	256	396	745	1,101
General and administrative	248	261	814	768
Depreciation, depletion, and amortization	1,130	1,083	3,123	3,235
Production, property, and other taxes	246	159	637	449
Impairments	172	—	319	383
Other operating expense	26	123	188	157
Total	2,718	3,245	7,684	9,895
Operating Income (Loss)	979	(749)	2,349	(916)
Other (Income) Expense
Interest expense	240	230	705	682
(Gains) losses on derivatives, net	32	82	503	(33)
Other (income) expense, net	24	5	16	51
Total	296	317	1,224	700
Income (Loss) Before Income Taxes	683	(1,066)	1,125	(1,616)
Income tax expense (benefit)	256	(425)	507	(366)
Net Income (Loss)	427	(641)	618	(1,250)
Net income (loss) attributable to noncontrolling interests	64	58	105	182
Net Income (Loss) Attributable to Common Stockholders	$363	$(699)	$513	$(1,432)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.72	$(1.27)	$0.99	$(2.60)
Net income (loss) attributable to common stockholders—diluted	$0.72	$(1.27)	$0.99	$(2.61)
Average Number of Common Shares Outstanding—Basic	499	553	507	552
Average Number of Common Shares Outstanding—Diluted	500	553	508	552

Exploration Expense
Dry hole expense	$—	$565	$55	$1,408
Impairments of unproved properties	64	113	158	736
Geological and geophysical, exploration overhead, and other expense	54	72	167	222
Total	$118	$750	$380	$2,366

Anadarko Petroleum Corporation
(Unaudited)

	September 30,	December 31,
millions	2018	2017
Condensed Balance Sheets
Cash and cash equivalents	$1,883	$4,553
Accounts receivable, net of allowance	2,191	1,829
Other current assets	397	380
Net properties and equipment	28,744	27,451
Other assets	2,292	2,211
Goodwill and other intangible assets	5,638	5,662
Total Assets	$41,145	$42,086
Short-term debt - Anadarko*	910	142
Short-term debt - WGP/WES	28	—
Other current liabilities	4,179	3,764
Long-term debt - Anadarko*	11,189	12,054
Long-term debt - WGP/WES	4,566	3,493
Deferred income taxes	2,455	2,234
Asset retirement obligations	2,538	2,500
Other long-term liabilities	4,043	4,109
Common stock	57	57
Paid-in capital	12,344	12,000
Retained earnings	1,291	1,109
Treasury stock	(4,608)	(2,132)
Accumulated other comprehensive income (loss)	(383)	(338)
Total stockholders’ equity	8,701	10,696
Noncontrolling interests	2,536	3,094
Total Equity	11,237	13,790
Total Liabilities and Equity	$41,145	$42,086
Capitalization
Total debt	$16,693	$15,689
Total equity	11,237	13,790
Total	$27,930	$29,479

Capitalization Ratios
Total debt	60%	53%
Total equity	40%	47%

*	Excludes WES and WGP

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended September 30, 2018
United States	296	1,071	100	26	98	10	$68.25	$2.35	$38.66
Algeria	66	—	6	6	—	—	76.62	—	47.51
Other International	35	—	—	4	—	—	76.44	—	—
Total	397	1,071	106	36	98	10	$70.37	$2.35	$39.16

Quarter Ended September 30, 2017
United States	266	1,086	88	25	100	9	$46.89	$2.69	$31.07
Algeria	60	—	4	6	—	—	52.91	—	32.98
Other International	27	—	—	2	—	—	51.95	—	—
Total	353	1,086	92	33	100	9	$48.31	$2.69	$31.15

Nine Months Ended September 30, 2018
United States	288	1,053	96	78	287	27	$65.96	$2.37	$35.62
Algeria	58	—	5	16	—	1	73.11	—	42.96
Other International	31	—	—	9	—	—	72.36	—	—
Total	377	1,053	101	103	287	28	$67.57	$2.37	$36.00

Nine Months Ended September 30, 2017
United States	259	1,392	96	71	380	27	$47.63	$2.87	$27.43
Algeria	63	—	5	18	—	1	51.54	—	34.02
Other International	28	—	—	7	—	—	51.70	—	—
Total	350	1,392	101	96	380	28	$48.66	$2.87	$27.77

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended September 30, 2018	682		63
Quarter Ended September 30, 2017	626		58

Nine Months Ended September 30, 2018	654		179
Nine Months Ended September 30, 2017	683		187

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended September 30, 2018
United States	$1,858	$232	$356	$(202)	$3	$—
Algeria	462	—	26	—	—	—
Other International	252	—	—	—	—	—
Total	$2,572	$232	$382	$(202)	$3	$—

Quarter Ended September 30, 2017
United States	$1,145	$269	$253	$12	$4	$—
Algeria	291	—	12	—	—	—
Other International	131	—	—	—	—	—
Total	$1,567	$269	$265	$12	$4	$—

Nine Months Ended September 30, 2018
United States	$5,207	$682	$931	$(445)	$8	$—
Algeria	1,152	—	61	—	—	—
Other International	605	—	—	—	—	—
Total	$6,964	$682	$992	$(445)	$8	$—

Nine Months Ended September 30, 2017
United States	$3,368	$1,090	$720	$27	$(1)	$(3)
Algeria	885	—	48	—	—	—
Other International	399	—	—	—	—	—
Total	$4,652	$1,090	$768	$27	$(1)	$(3)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 30, 2018

Note: Guidance excludes sales volumes for Alaska and Ram Powell due to divestiture.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	62	—	67	240	—	245
Total Sales Volumes (MBOE/d)	674	—	728	658	—	671

Oil (MBbl/d)	394	—	427	380	—	389

United States	300	—	325	290	—	297
Algeria	58	—	63	58	—	59
Ghana	36	—	39	32	—	33

Natural Gas (MMcf/d)

United States	1,040	—	1,110	1,040	—	1,070

Natural Gas Liquids (MBbl/d)

United States	102	—	110	97	—	100
Algeria	6	—	7	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(0.50)	—	3.40	(0.50)	—	2.50

United States	(2.00)	—	2.00	(2.00)	—	1.00
Algeria	4.00	—	8.00	4.00	—	7.00
Ghana	4.00	—	8.00	4.00	—	7.00

Natural Gas ($/Mcf)

United States	(0.80)	—	(0.55)	(0.65)	—	(0.50)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 30, 2018

Note: Guidance excludes items affecting comparability.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	170	—	190	595	—	615
Minerals and Other	70	—	90	270	—	290

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.50	—	4.90	4.60	—	4.80
Oil & Gas Transportation and Other	3.30	—	3.70	3.45	—	3.65
Depreciation, Depletion, and Amortization	17.25	—	18.00	17.25	—	17.75
Production Taxes (% of Product Revenue)	7.0%	—	8.0%	7.0%	—	7.5%

	$ MM			$ MM

General and Administrative	245	—	275	1,050	—	1,080
Other Operating Expense	50	—	70	120	—	140
Exploration Expense
Non-Cash	—	—	20	60	—	80
Cash	45	—	55	190	—	200
Interest Expense (net)	235	—	245	940	—	950
Other (Income) Expense	—	—	20	10	—	30

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (55% Current/45% Deferred for Q4 and 30% Current/70% Deferred for Total Year)	30%	—	40%	25%	—	35%

Noncontrolling Interest	80	—	100	185	—	205

Avg. Shares Outstanding (MM)
Basic	493	—	495	504	—	505
Diluted	494	—	496	504	—	505

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM*

APC Capital Expenditures	650	—	950	4,500	—	4,800

* Excludes $176 million of Powder River Basin acquisitions

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of October 30, 2018

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Two-Way Collars
2018
WTI	108		$50.00	$60.48

Fixed Price - Financial
2018
Brent	84	$61.45

Three-Way Collars
2019
WTI	57	$45.00	$55.00	$70.22
Brent	30	$50.00	$60.00	$78.22
	87

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2018	250	$2.00	$2.75	$3.54

Fixed Price - Financial
2018	280	$3.02

Interest-Rate Derivatives
As of October 30, 2018

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	September 2016 - 2046	September 2020	6.418%	3M LIBOR
Swap	$250 Million	September 2016 - 2046	September 2022	6.809%	3M LIBOR
Swap	$100 Million	September 2017 - 2047	September 2020	6.891%	3M LIBOR
Swap	$250 Million	September 2017 - 2047	September 2021	6.570%	3M LIBOR
Swap	$450 Million	September 2017 - 2047	September 2023	6.445%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended September 30, 2018				Quarter Ended September 30, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	175	989	91	431	128	907	75	354
Gulf of Mexico	121	82	9	144	125	100	10	152
International	101	—	6	107	87	—	4	91
Same-Store Sales	397	1,071	106	682	340	1,007	89	597
Divestitures*	—	—	—	—	13	79	3	29
Total	397	1,071	106	682	353	1,086	92	626

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	166	976	87	416	119	974	79	360
Gulf of Mexico	120	75	9	142	120	113	10	149
International	89	—	5	94	91	—	5	96
Same-Store Sales	375	1,051	101	652	330	1,087	94	605
Divestitures*	2	2	—	2	20	305	7	78
Total	377	1,053	101	654	350	1,392	101	683

*	Includes Ram Powell, Alaska, Eagleford, Marcellus, Eaglebine, Utah CBM, and Moxa.